Exhibit 99.1

Cerence Board of Directors Promotes Dr. Stefan Ortmanns to Chief Executive Officer and Director

A 20-year veteran of the company and an original architect of its technology, Ortmanns is responsible for the bulk of Cerence’s revenue today

BURLINGTON, Mass., December 15, 2021 — Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today announced that its Board of Directors has appointed Dr. Stefan Ortmanns, most recently Cerence’s executive vice president and leader of its Core Products business, as president and chief executive officer. Ortmanns, an accomplished voice and automotive technology executive, succeeds Sanjay Dhawan, who has resigned from the company, effective immediately. Ortmanns also joins Cerence’s Board of Directors, replacing Dhawan, effective immediately.

Ortmanns has a proven track record of successfully leading strategy, technology roadmaps, customer commitments, and global teams at Cerence. As CEO, Ortmanns will prioritize enhancing Cerence operations to foster a collaborative and energized workforce that is dedicated to product innovation, speed of execution, customer success, and sustainable growth.

“Cerence has become a major player in advancing AI for mobility and no one understands the business better than Stefan,” said Arun Sarin, chairman of the board of directors, Cerence. “As the original architect of the business and with his deep customer insights, Stefan has proven to the Board that he is the right person to take this company forward. With responsibility for more than 80 percent of the company’s revenue today, he already has the full confidence of the global Cerence team and its Board.”

“I am grateful for the opportunity to guide Cerence’s continued success, and I look forward to collaborating with the Cerence leadership team and our employees,” said Ortmanns. “Over more than two decades, this team has led innovation and growth for conversational AI in automotive and mobility. Together, we will seek to drive the company to new heights.”

Arun Sarin added, “On behalf of the Board, I would like to thank Sanjay for his leadership and contributions. We wish him success going forward.”

“It has been an honor to lead Cerence for the last two years,” said Sanjay Dhawan. “I agree with the Board that Stefan, with his success and history at the company, is the right person to lead Cerence from here.”

The company expects financial results for its first quarter of fiscal 2022 to be within the guidance range it provided during its November 22, 2021 investor conference call.

About Stefan Ortmanns

Stefan Ortmanns previously led Cerence’s Core Products business as executive vice president & general manager, overseeing Cerence’s research & development operations, product management, and strategic partnership management. During his more than 20-year career at Cerence and previously Nuance Communications and Phillips Speech Processing, Ortmanns has constructed a course for business growth from $1 million to nearly $400 million. He is largely credited for being the architect of the company’s core product lines, including voice recognition, natural language understanding, and text-to-speech technologies. Ortmanns initially joined Nuance in 2003 after the Philips acquisition where he was responsible for hybrid, conversational AI-powered solutions for its digital car and automotive-related services, which almost all of the world’s leading automotive manufacturers now use. Prior to these roles, he held positions at Bell Labs, Lucent Technologies, and the University of Technology Aachen. Ortmanns holds degrees in mechanical engineering, computer science and a Ph.D. in computer science from RWTH Aachen University.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, powerful interaction between humans and their cars, two-wheelers, and even elevators, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and more than 400 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or buildings, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Investors

Rich Yerganian

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

Media

Kate Hickman

Cerence Inc.

Tel: 339-215-4583

Email: kate.hickman@cerence.com

Forward Looking Statements

Statements in this presentation regarding Cerence’s future performance, results and financial condition, expected growth, business and market trends, and innovation and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: risks related to our announced management change, impacts of the COVID-19 pandemic on our and our customer’s businesses; the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain, or the global economy more generally; our ability to control and successfully manage our expenses and cash position; our strategy to increase cloud offerings; escalating pricing pressures from our customers; our failure to win, renew or implement service contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents; fluctuating currency rates; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.